Exhibit 99.1

news release

Contact Information:
Scott Sullinger NeoMagic Corporation Chief Financial Officer (408) 988-7020	Erica Mannion Sapphire Investor Relations, LLC Chief Financial Officer Investor Relations (408) 988-7020 (212) 766-1800

NEOMAGIC® CORPORATION ANNOUNCES FINANCING

Santa Clara, Calif. – December 1, 2006 – NeoMagic Corporation (Nasdaq: NMGC), today announced an $11.45 million offering at an offering price of $4.58 per security pursuant to its shelf registration in which it will issue 2,500,000 shares of common stock and warrants to purchase 1,250,000 shares of common stock at an exercise price of $5.20 per share. The five-year warrants will not be exercisable prior to at least the first six months after issuance. The warrants will include anti-dilution provisions that would have the effect of lowering the applicable exercise price if NeoMagic issues equity at prices below the exercise price, subject to a specified floor of $4.58. The financing is expected to close on or about December 6, 2006, subject to the satisfaction of customary closing conditions.

NeoMagic intends to use the net proceeds from this financing transaction for working capital and general corporate purposes.

A.G. Edwards acted as exclusive placement agent in connection with this financing transaction.

A registration statement relating to these securities was filed with and has been declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About NeoMagic

NeoMagic Corporation delivers semiconductor chips and software that provide mobile solutions that enable new multimedia features for handheld devices. These solutions offer low power consumption, small form-factor and high performance processing. NeoMagic demonstrated one of the first solutions used for H.264 video decoding in a mobile digital TV phone, and is developing and delivering solutions for audio/video processing of the dominant mobile digital TV standards, including ISDB-T, T-DMB, E-DMB and DVB-H. For its complete system solution, NeoMagic delivers a suite of middleware and sample applications for imaging, video and audio functionality, and provides multiple operating system ports with customized drivers for the MiMagic product family. NeoMagic has a patent portfolio of over 25 patents that cover NeoMagic’s proprietary array processing technology, embedded DRAM and other technology. Information on the Company may be found on the World Wide Web at www.neomagic.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect current expectations and include statements relating to whether or not NeoMagic will consummate the financing and the anticipated use of proceeds. However, actual events and results could vary significantly based on a variety of factors. Some, but not all, of these risks and uncertainties are discussed in NeoMagic’s most recent annual report, its most recent quarterly report and other filings with the United States Securities and Exchange Commission (SEC), and are available online at http://www.sec.gov. NeoMagic may, from time to time, make additional written or oral forward-looking statements, including statements contained in filings with the SEC and reports to shareholders. In addition, the forward-looking statements in this press release involve risks and uncertainties specific to the nature of the financing, including, but not limited to, unanticipated changes in the securities market and competitive conditions. NeoMagic does not undertake the obligation to update any forward-looking statements that may be made by or on behalf of the company, except as may be required by law.

NeoMagic and the NeoMagic circle logo are registered trademarks, and MiMagic and NeoMobileTV are trademarks, of NeoMagic Corporation. All other trademarks are the property of their respective owners. NeoMagic disclaims any proprietary interest in the marks and names of others.